EXHIBIT 10.23

STANDARD PURCHASE AND LICENSE TERMS

NOTICE: The terms and conditions contained herein apply to the purchase and license of Sonus hardware and software products described on Attachment A (“Products”). Any terms and conditions on Buyer’s purchase order (“Order”), which are in addition to, or conflict or are inconsistent with these terms are superceded by the terms contained herein.

1. All shipments are F.O.B. Sonus’ facility. Except as otherwise requested, Sonus will select the carrier. Packaging is in accordance with standard industry practices. Buyer bears costs of transportation, shipping, and insurance, as well as all applicable taxes. Risk of loss and title (except for software) passes to Buyer upon delivery to the carrier. Sonus will use reasonable efforts to ship Products on the scheduled shipment date, but is not liable for failures to meet such date. Sonus may allocate shipment of Products among purchasers and may make partial shipments. Buyer may, one time, reschedule the delivery of Products, by written request, up to thirty (30) days prior to scheduled ship date, within the same calendar quarter at no charge. Reschedule requests received less than thirty (30) days prior to ship date are at Sonus’ sole discretion. Buyer may cancel any shipment without charge with at least sixty (60) days’ written notice prior to the originally-scheduled ship date.

2. Shipments to non-US destinations must comply with applicable export and import regulations. Buyer is solely responsible for securing import license(s), local customs clearance and paying all duties, taxes and other charges. Buyer will indemnify and hold Sonus harmless from and against claims, losses, costs, or liability, due to Buyer’s breach hereof. Sonus’ reasonable delay or refusal of shipping due to export or import issues does not constitute default.

3. Subject to credit approval, and except for the first shipment under this Agreement described on Attachment A (the “Initial Shipment”), which shall be invoiced as set forth below, Sonus will invoice Buyer upon shipment. Buyer will pay all invoices in US dollars within 30 days of invoice date. Sonus agrees to break out software, hardware and services on invoices. Payment for the Initial Shipment will be due 30 days following acceptance (as defined below). Sonus may withhold shipments until past-due payments are made, and may require subsequent orders to be paid for in advance. Late payments are subject to a charge of 1.5% per month, or the maximum allowed by law, for each month, or partial month, payment is late as well as collection costs, including reasonable collection and attorney’s fees. Unless otherwise directed by Sonus, all such invoices will be payable by wire transfer, to the following account, in United States dollars: Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054 Account: 3300080864 Routing: 121140399 Account Name: Sonus Networks, Inc, or by check, via overnight courier to: Dennis Bilodeau / Accounts Receivable, Sonus Networks Inc., 250 Apollo Dr., Chelmsford, MA 01824. Prices do not include and Buyer shall be responsible for all taxes of any kind due in respect of the transactions contemplated by this Agreement, except taxes on Sonus’ net income.

Products shipped as part of the Initial Try and Buy Shipment will either be purchased and used in production, a lab environment, or return as outlined in Attachment A. . .

4. Sonus will provide reasonable notice of discontinuance or modification of any ordered Product and may modify its price list at any time without notice, except that such modifications will not apply to pending orders or for quoted services and products. Products are subject to changes, including electrical or mechanical design refinements as deemed appropriate, or as required by law or safety concerns, without obligation to modify or change Product previously delivered or to supply Products in accordance with earlier specifications.

5. Subject to Buyer’s compliance with the terms of this agreement (including payment of all applicable fees), Sonus grants Buyer a nonexclusive, nontransferable license to use the software Product object code solely for its internal business purposes with the hardware with which it is was first supplied. Buyer may not permit use of the software by another party (including but not limited to network, remote computing services or timesharing use) without the prior written consent of Sonus; provided, however, that Buyer may use the software portion of the Products to provide voice, fax, data, video and other communications management services to those clients of Buyer that obtain such services from Buyer under the provisions of a separate communications services agreement as part of Buyer’s business. Sonus (and its’ licensors) retain all rights, title and interest, including all intellectual property rights, in the Products, including the software Products. Buyer may reproduce 1 copy of the software Products solely for back-up purposes. Buyer may not copy, translate, modify or adapt the software Products or incorporate them, in whole or any part, in any other product, create derivative works based on the Products, or license others to reproduce any copies of the software Products, and may not decompile, disassemble or reverse engineer the software Products, or any component thereof. Buyer will ensure that all proprietary notices affixed to or displayed on the software Products will not be removed or modified. Upon termination of this license by Sonus for any reason, Buyer will immediately cease use of the software and related documentation and return all copies to Sonus.

6. US Government Restricted Rights. Notice - Distribution and use of products including computer programs and any related documentation and derivative works thereof, to and by the US Government, are subject to the Restricted Rights provisions of FAR 52.227-19, paragraph (c)(2) as applicable, except for purchases by agencies of the Department of Defense (DOD). If the software is acquired under the terms of a Department of Defense or civilian agency contract, the software is “commercial item” as that term is defined at 48 C.F.R. 2.101 (Oct. 1995), consisting of “commercial computer software” and “commercial computer software

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documentation” as such terms are used in 48 C.F.R. 12.212 of the Federal Acquisition Regulations and its successors and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995) of the DoD FAR Supplement and its successors. All U.S. Government end users acquire the software with only those rights set forth herein. Manufacturer is Sonus Networks, Inc., 5 Carlisle Rd, Westford, MA 01886, USA. Unpublished - rights reserved under US copyright laws.

7. LIMITED WARRANTY Product hardware and media are warranted to be free from defects in material and workmanship and will conform substantially to Sonus’ published user documentation, as of the date of Product shipment, during the applicable Warranty Period (WP). The WP is 12 months from delivery for hardware, 90 days for software, and 30 days for media. Sonus warrants the Products, including software, as follows: (a) dates advance normally and date rollovers do not produce erroneous data and/or processing; (b) Products and/or software calculate and manipulate date data correctly and reliably over the range of dates the application is expected to handle; (c) Products and/or software explicitly display and store the century values (four digits) eliminating ambiguity and potential errors; and (d) for any date not explicitly displayed within the Products and/or software, the correct century is unambiguous for all manipulations involving that element and is displayed using at least two-digits for the year. For any defect in which Sonus is unaware, Sonus is not liable hereunder if Buyer fails to provide notice of an alleged defect during the WP and within thirty (30) days of its discovery. After receiving such notice, Sonus’ Technical Assistance Center will notify Buyer of its designation of one of its standard problem resolution methods. Sonus’ sole liability, and Buyer’s sole and exclusive remedy, for defects is limited to the express remedies set forth herein, which shall include repair or replacement of the defective Product. SONUS MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, IN CONNECTION WITH THIS AGREEMENT. ALL OTHER WARRANTIES AS TO THE QUALITY, CONDITION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT ARE EXPRESSLY DISCLAIMED. Sonus will repair or, at its option, replace defective hardware not covered under warranty at its standard charges. Buyer may purchase maintenance support services under a separate, written agreement. Software is not warranted to be error free.

8. SONUS IS NOT LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR LOST PROFITS, FORESEEABLE OR UNFORESEEABLE, OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOSS OF GOODWILL, LOST OR DAMAGED DATA OR SOFTWARE, LOSS OF USE OF PRODUCTS, OR DOWNTIME), WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, ARISING FROM THE SALE AND DELIVERY OF PRODUCTS OR SERVICES OR ANY OTHER ACT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT AS OTHERWISE PROVIDED UNDER SECTION 9, SONUS’ MAXIMUM LIABILITY FOR DIRECT DAMAGES, WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, WILL NOT EXCEED THE PRICE PAID FOR THE AFFECTED PRODUCT. THE FOREGOING LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY EXCLUSIVE REMEDIES. NO LIMITATION AS TO DAMAGES FOR PERSONAL INJURY IS HEREBY INTENDED.

9. Sonus will indemnify and hold Buyer harmless from and against claims and any resulting damages, costs or liabilities awarded by a court of final jurisdiction that the Products infringe any United States patent, copyright, trade secret or trademark of a third party. Sonus’ indemnification obligation is subject to Buyer’s compliance with the following procedures: (a) Buyer will promptly notify Sonus in writing of any claim or the commencement of any suit, action, proceeding or threat that Buyer believes will result in losses for which it will be entitled to indemnification; (b) Buyer will tender to Sonus (and its insurer) full authority to defend or settle any such claim; and (c) Buyer shall cooperate in the defense of such claim. Sonus has no obligation to indemnify Buyer in connection with any settlement made without Sonus’ written consent. Sonus will defend Buyer against any such claim brought against Buyer in the United States by counsel retained at Sonus’ own expense. This section 9 shall not apply to infringement or misappropriation claims arising from (1) designs, specifications or modifications originated or requested by Buyer, (2) the combination of any Product with other equipment, software or products not supplied by Sonus if such infringement or misappropriation would not have occurred but for such combination, or (3) Buyer’s failure to install an update provided at no additional charge, where same would have avoided such claim. Buyer will indemnify and hold Sonus harmless from and against claims that are the subject of clauses (1)-(3). In the event that the use or sale of the Products is enjoined, or, in Sonus’ judgment, may be enjoined, Sonus will either: (i) procure for Buyer the right to continue to use the Product, or (ii) replace or modify the infringing or misappropriating Product so that it becomes non-infringing with functional equivalent product. In the event that the foregoing alternatives cannot be reasonably accomplished by Sonus, Sonus shall direct Buyer to return the Product to Sonus and upon receipt of the Product(s), Sonus shall reimburse Buyer for the price originally paid by Buyerplus Buyer’s out-of-pocket costs associated with the installation and removal of such Product(s) . Upon Sonus’ fulfillment of the alternatives set out in this Section 9, Sonus shall be relieved of any further obligation or liability to Buyer as a result of any such infringement or misappropriation. THIS SECTION 9 STATES SONUS’ ENTIRE LIABILITY TO BUYER AND BUYER’S SOLE REMEDY FOR ANY INFRINGEMENT CLAIMS CONCERNING THE PRODUCTS OR RELATED SERVICES.

10. Either party may terminate this agreement with thirty (30) days notice if the other party materially breaches this agreement unless such breach is cured within said thirty (30) day period; provided that either party may immediately terminate this agreement upon notice if the other party breaches Section 5.

11. This agreement (and any third party shrink wrap licenses specified on the Sonus invoice or attached) contains the entire agreement of the parties with respect to the transactions contemplated by this agreement and supersedes all prior and contemporaneous agreements, representations and understandings, whether written or oral. No modification or waiver of any provision hereof is effective unless in writing and signed by each party. No failure or delay by either party in exercising any right or remedy hereunder will operate as a waiver of same. This agreement is binding upon and inures to the benefit of the parties, their successors and permitted assigns. Neither party may assign or transfer its rights hereunder without the other party’s prior written consent, provided that Sonus may assign this agreement in connection with a merger or consolidation or the sale of all or substantially all of its assets or stock. All

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notices, requests, demands, or other communications hereunder shall be in writing, in English, and sent by registered or certified mail, or overnight courier, postage prepaid, to the other party at its address as set forth herein or any other address as such party may provide to the sending party in writing. Changes to the order may be transmitted via e-mail. This agreement and the rights and obligations of the parties will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application hereunder.

The failure of either party to enforce any of the terms hereof will not be construed as a waiver of future enforcement of that or any other term. Neither party is responsible for any delays or failure in performance (except for payment of money) due to any cause beyond the party’s reasonable control. In such event, the defaulting party may either (i) suspend this agreement for the duration of the cause, or (ii) extend the duration hereof by the length of time the event endured. Sections 5-11 will survive any termination hereof.

Agreed and Accepted:

Buyer:

Signature

Name

Title

Date

Sonus Networks, Inc.

Signature

Name

Title

Date

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ATTACHMENT A

DESCRIPTION OF PRODUCTS

Sonus “Island PoP” Configuration – 18,144 ports – PURCHASE & CONVERT TO PRODUCTION

Item	Quantity	Part #	Description	Shipment Quantity for Trial
1	1	Base-R	GSX Base Chassis – redundant
2	9	3T3S-N	3xT3 Interface Set (CNS60, CNA60)	2 vs. 9 (need to ship Qty 6)
3	1	3T3S-R	3xT3 Redundant Set (CNS60, CNA06)
4	2	MTA10	System Timing Adapter
5	1	SW-B	GSX9000 Base Systems Software
6	18,144	POLSW	Softswitch License

7	2	POL-N240-2	Sun Netra 240 with 2 CPU
8	4	POL-B-SC	PSX Base Software (per CPU)
9	1	POLSPE	Sonus Service Profile Editor
10	4	POL-TRANS	PSX Number Translations
11	4	POL-TCAP	ANSI TCAP License
12	4	POL-LNP	ANSI LNP License
13	4	POL-TF	ANSI Toll/Free Advanced TF

14	2	SS7-N240	Sun Netra240, 1 CPU
15	2	SS7-T1-8	T1 SS7 Adapter Card (8 links)
16	1	SS7D8	SS7 Software, dual Netra CE
			8 A-links/F-links/F-links per system

17	1	EMS-N240	Sun Netra 240 with 1 CPU
18	1	EMS-CD	Media for EMS software
19	1	EMS-P-SC	License for a Primary & Standby CPU for a production EMS
20	2	NFS72-120	Sun Netra 120 Server, Single processor

TOTAL	[***]
Per Port	[***]

RIVERSTONE EQUIPMENT FOR PRODUCTION

2	G86-CHS	RS 8600 16 slot base unit, chassis, switch fabric, backplane and modular fan	[***]

2	SYS-OS-32	Single license for RapidOS; Includes RapidOS on a 32 MB PCMCIA card	[***]

2	G86-SWF	RS 8600 SWITCH FABRIC MODULE. ORDER ONLY IF SECOND IS REQUIRED FOR REDUNDANCY.	[***]

4	G86-PDC	RS 8600 DC Power Supply	[***]

2	G8M-CM5-512	RS 8X00 CONTROL MODULE 5 WITH 512MB MEMORY	[***]

6	SYS-PCM32	RS 8X00 AND 38000 32MB PCMCIA CARD (REQUIRED FOR REDUNDANT CM CONFIGURATION)	[***]

2	G8M-HTXF2-16	RS 8X00 16-PORT 100 BASE-TX GEN5 FAST ETHERNET MODULE	[***]

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GRAND TOTAL                                                                                                                               [***]

Starter Kit Configuration (GSX #2) – TRIAL ITEMS TO BE PURCHASED AND USED FOR THE LAB

Item	Quantity	Part #	Description	Comments

1	1	Base-R	GSX Base Chassis – redundant	Convert to lab

2	2	3T3S-N	3 x T3 Interface Set (CNS60, CNA60)	Convert 1 to lab Convert 1 to production

3	1	3T3S-R	3 x T3 Redundant Interface Set (CNS60, CNA06)	Return

4	2	MTA10	System Timing Adapter	Convert 1 to lab return 1 MTA10

5	1	SW-B	GSX9000 Base Systems Software	Convert to Lab

6	4032	POLSW	Softswitch License	Convert to Lab

7	1	G31-B256-DC	RS3100 base unit 256MB, 32 ports	On-site–Convert to lab

SONUS EQUIPMENT TO BE SHIPPED TO FULFILL LAB PURCHASE ORDER:

Quantity
(1)	IPS	4-Port 100BaseT IP Interface Set (PNS10, PNA10)	[***]

(1)	POL-120	Sun Netra 120 with 1 CPU, 1 GB memory, 2x75 GB	[***]

(1)	POL-B-SC	PSX Base Software	[***]

(1)	POLSPE	Sonus Service Profile Editor	[***]

(1)	POL-TRANS	PSX Number Translation license	[***]

(1)	POL-TCAP	ANSI TCAP license	[***]

(1)	POL-LNP	ANSI LNP License	[***]

(1)	POL-TF	ANSI Toll Free/Anvanced Toll Free license	[***]

(1)	SS7-120	Netra 120 with 1x650 MHz CPU, 1 GB memory	[***]

(1)	SS7T1-2	T1 SS7 Adapter Card (2 links)	[***]

(1)	SS7D8	SS7 Software, dual Netra CE, 8 A-links	[***]

(1)	EMS-N240	Sun Netra 240 with 1 x 1.28 GHz CPU	[***]

(running NFS – for lab only)

(1)	EMS-Media	Media for EMS	[***]

(1)	EMS-P-SC	License for a Primary and Standby CPU for a Production	[***]

(1)	EMS-CLI	EMS Provisioning CLI for core application	[***]

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Packet Cards

(4) IPSG IP Gigabit Ethernet Interface Set (PNS30, PNA30) @ [***] each = [***]	RETURN

•

Packet cards only required if second chassis is deployed (2 per GSX with a second “Starter Kit and 4 PNS30 per GSX if both chassis fully loaded at 18,144 ports each); Ratio is as follows: at 10ms packet sizes, 1 active PNS30 is needed for every 11.2 DS3’s

* pricing of the PNS30 is based on the assumption that the packet card will be used for GSX-GSX connectivity in a TDM application; when Neutral Tandem moves to VoIP, the Packet card cost is [***]

Summary of Try & Buy

Description	Cost	Per Port
• Full Chassis with Call Control & Signaling (18,144 ports)	[***]	[***]
• Full Chassis with Call Control & Signaling using OC-3	[***]	[***]
• Starter Kit Configuration (4032 ports)	[***]	[***]
• (4) PNS30 Packet Cards	[***]
Grand Total for Try & Buy	[***]

Other Pricing

Description	Cost	Per Port
• New Island POP with full GSX (18,144 ports), Call Control & Signaling, No EMS	[***]	[***]
• 2nd Full GSX (in existing island POP) - No call control/signaling/EMS	[***]	[***]
• CNS60 Card	[***]	[***]
•
• PNS30 for GSX-GSX connectivity in TDM application	[***]
• PNS30 card in a VoIP application	[***]

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ATTACHMENT B

I. Installation Services

Sonus provides two types of installation services. The “Rack and Stack” service is provided by a Sonus Network Engineer, while the Customer assumes responsibility for ensuring site preparation.

The EF&I services is a turnkey solution where Sonus and its EF&I partner assumes responsibility for installation, including site preparation. Further detail is provided below.

Customer acknowledges that the fees for installation services may increase in the event of any delays to the agreed upon schedule or any increases in costs caused by Customer’s failure (or the failure of a Customer subcontractor) to fulfill in a timely manner its responsibilities described in an Exhibit, statement of work, or other mutually agreed upon document.

A. Rack & Stack Installation Support

Overview

Sonus Network Engineers who travel onsite to physically install and configure the GSX switch provides the “rack and stack” installation service. Pricing is for U.S. locations only.

Roles and Responsibilities

The responsibilities of the Sonus Customer Services Engineer include:

1)	Install the GSX switch

2)	Configure the GSX switch to communicate with its NFS elements(s)

3)	Confirm connectivity to the IP or ATM, data/signaling, and management networks.

4)	Ensure that all of the GSX modules pass their individual POST diagnostics.

5)	If the Management “network” is available at installation time then the Rack & Stack personnel will connect the management interface cable(s) to the GSX9000 and validate that the system loads its operational SW code/configuration.

6)	If configured properly (GSX9000, SGX2000, PSX6000, external switches, etc.) then basic test calls can be made (via a limited number – up to three of the PSTN interfaces) at installation time to validate that the system is passing calls. Basic calls would be placed and the signaling and data path can be validated along with the CDR records.

Note: Items 5 and 6 assume that the site/network infrastructure are in place and available at the time of the standard Rack & Stack installation. The configuration of the product components to perform the basic tests is the responsibility of the NOC personnel and not the site installer. Any time needed beyond the scheduled Rack & Stack time to complete the validation tests due to the site/infrastructure not being ready or available is billable at [***] per person day (Monday through Friday, excluding Sonus holidays) plus travel and expense. If customer requests Sonus to stay and work any weekend or Sonus holiday, the price is subject to an increase.

The responsibilities of Customer’s include:

•

Provide the location, environment, power and mounting clearances specified in the Sonus Product Installation Guide. The Customer will be requested to complete the Sonus Site Survey to assess readiness of the site for the GSX switch installation

•	Install all cables external to the Sonus equipment, excluding DC power. Customer’s site electrician prior to the installation date of the GSX switch must complete DC power installation.

•	Arrange for and verify all telephone circuits, digital services and facilities that will be connected and that are currently provisioned at install date to the Sonus GSX equipment.

•	Initiate loopbacks and be responsible for all Circuit provisioning/turn-up.

Rescheduling and Cancellation Policy: Customer must notify Sonus Support a minimum of 72 hours in advance of the installation date to cancel or reschedule the installation service. If customer does not meet the 72 hour minimum, then a penalty fee would apply. Penalties may include one day’s expenses along with the travel fee of a non-refundable airline ticket. The penalty fee would be invoiced against customers Purchase Order issued for the installation service.

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Pricing: [***] for the first GSX installed and [***] for each additional GSX installed at the same site (U.S. only) at the same time. Travel and expenses billed separately.

B. Operation Integration Installation Services

Overview

Installation service involves the utilization of a Sonus Support engineer to install and integrate the various elements of the Sonus solution. This service involves the installation/configuration of the various Sonus products into the customer networking backbone, based on the customer providing configuration data along with the verification of a basic call flow when integrating with the GSX9000 products.

Objectives

Installation and verification of the operational elements of the Sonus Solution.

Roles and Responsibilities

The responsibilities of the Sonus Customer Services Engineer include:

•	On-site installation/integration of the operations elements of the Sonus Solution.

•	Verification of the element operations within the customer environment.

•	The responsibilities of Customer include:

•	All necessary configuration information and parameters necessary for the provisioning of the various elements must be supplied and arranged for by the customer.

•

When an element requires a functional operational communications facility (SS7 A/F Link) or Packet interface (Router) then the customer must have pre-arranged these facilities and all configuration data relating to them so that the Sonus Engineer can complete the SOW during the installation/integration visit.

Resources

Sonus L3 Network Support Engineer

C. Engineering, Furnishing & Installation Services (EF&I)

E F & I represents a turnkey installation. Sonus provides resources to plan and perform installation services for locations where Sonus equipment will be installed. Implementation planning is also provided to project target dates for each segment of the E F & I process.

This activity covers the design and installation of all Sonus equipment and any additional equipment required for the Customer network. This includes other routers, switches and servers in addition to site cabling, power, etc.

Below are listed some specific deliverables of the EF&I process

•	Site Survey. A site survey will be performed at a specified Customer location. The survey shall include a product and site configuration.

  Once the site survey is complete, the following information will be forwarded to Customer:

•	Engineering Drawings

•	Equipment list, specifying cabling and facility requirements

•	Implementation Plan indicating project schedule of installation

•	Final quote to complete the installation according to the implementation plan.

The final step in the EF&I process is the completion of work according to the Engineering drawings produced as a result of the site survey. Work is completed when all equipment is powered up and operational, is connected to carrier facilities, and has passed predetermined acceptance criteria developed jointly by Customer and Sonus.

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Payment: Purchase Order is required in advance of service

For all subsequent orders after the Initial Shipment for which Buyer would like Sonus to perform the installation, the installation services and all associated travel and living expenses will be billable by Sonus.

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ATTACHMENT C

PLATINUM MAINTENANCE SUPPORT

I. GENERAL

(a) Maintenance Packages

In order to be eligible for a Maintenance Support Package, all hardware and software provided by Sonus must be covered under a maintenance agreement.

(b) Price: The annual fee for a Maintenance Support Package is a percentage of the total net price for all hardware and software provided by Sonus, including spare parts, depending upon whether the customer can demonstrate a “substantial internal capability” to provide support to its own end users

(c) Payment: Payment is due at the beginning of each maintenance period, commencing upon shipment of Product. All invoices will be issued and paid as per the terms of the Services Agreement and will not require a purchase order number.

(d) Maintenance Term: The maintenance period is 12 months from the ship date of the Products and shall automatically renew for an additional 12-month period.

(e) Substantial Internal Capability: Customers which can demonstrate a “substantial internal capability” to provide support to its end users will receive a discount on the price for the maintenance support package. The requirements for substantial internal capability are contained in Schedule 1 attached to this Exhibit. Customer’s account representative will discuss these requirements with the Customer and, if these requirements are met, the Customer must certify compliance to Sonus Customer Service to receive the applicable discount. If any at any time Customer fails to meet all requirements, Sonus reserves the right to adjust the maintenance pricing

(f) Selection of Maintenance Package and Price:

Package Selected:	Platinum Plus (Option 1 - with a lab) due to internal capabilities
Price: [***]

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II. PLATINUM MAINTENANCE PACKAGE COMPONENTS

The following further describes the entitlements offered in the Platinum Maintenance Package:

(a) Technical Assistance Center

Staffing and Availability The Maintenance Support Packages provides Customer access to the Sonus Technical Assistance Center (“TAC”) according to the package commitments (i.e. 24 x 7, 9 x 5) The TAC will be staffed by personnel who have technical expertise on products and protocols capable of rendering Level 1, 2 and 3 technical support (as described below) and providing timely resolution to problems. They provide problem status information to Customer and are the interface to Sonus Management and Development Engineering for purposes of timely problem resolution.

Contact Support at: http://www.sonusnet.com/support.cfm?id=24&looking=Contact%20Customer%20Service

The TAC personnel will be assigned to three levels based upon training and experience as follows:

•

Level 1 personnel will take calls from Customer and log problem(s) reported. Their goal is to provide accurate and timely solutions to Customer network problems. They will be responsible for simple problem resolution and will escalate problems requiring a greater level of technical expertise to Level 2 personnel.

•	Level 2 personnel are software support specialists. They are capable of solving a wide class of problems and have the responsibility to escalate to Level 3 personnel.

•

Level 3 personnel have technical expertise on products and protocols to provide timely resolution to complex problems. They provide problem status information to Customer for serious problems and are the interface to Management and Development Engineering for purposes of timely problem resolution.

Scope of Activities In addition to support on problem determination and resolution, the following information and services are available through the TAC: Technical tips, hardware revision lists, and information on pending software updates.

Problem Handling Procedures All problems reported to the TAC will be assigned a Severity Classification. The Severity Level will be agreed upon between Sonus and Customer according to the table below.

Severity	Description	Escalation Procedure/Response Time
1	Critical – Customer is experiencing a network outage that prevents its customers from accessing service and for which there is no workaround or recovery action possible.	Sonus VPs of Engineering and Customer Service will be immediately notified. Sonus personnel will update Customer at least hourly and will work on the problem until resolution.

2	Major – Customer is experiencing a problem that affects service but for which there is a work-around or recovery action. Business can continue although performance may be degraded.	Sonus Level 3 personnel will resolve the problem within four hours or escalate to Development Engineering. Sonus personnel will update Customer at least every two hours.

3	Minor – Customer is experiencing problems and requires technical advice or a recommendation for the best solution. Severity 3 problems have a reliable workaround and have, at most, a slight impact on the operational environment.	Severity 3 problems will be resolved by Sonus in a timely manner.

4	Questions	Questions received by the TAC will be logged and answered in a timely manner.

5	Enhancements	Enhancement requests will be logged and forwarded to product management for possible inclusion in future releases.

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(b) Software Maintenance

Software Maintenance includes patch releases of software to correct reported problems, maintenance releases, upgrades to system base software in new major releases and other software updates which may be made generally available by Sonus from time to time. Software maintenance releases will be made available via CD media or remote download, as appropriate. New software features and functionality offered in major new releases, if priced separately, are not included in Software Maintenance. Additionally, any incremental hardware required to support additional software is priced separately.

In addition to software patches and maintenance releases, Sonus will provide Customer with incremental releases, including installation, verification, and uninstall procedures, and other documentation pertaining to problem status, code corrections, work-around procedures and known limitations of Sonus products.

(c) Assigned TAC Representative

The Platinum Plus Package includes a TAC representative assigned to a particular Customer.

(d) Hardware Advance Replacement

Under the Sonus Maintenance Support Program, Sonus will supply replacement components for products that are deemed to have failed. It is recommended for advance replacement service that Customer maintain a sparing equipment inventory at the Sonus recommended minimum sparing levels. For all service levels except Bronze the Customer must contact Sonus Customer Service at 1-888-391-3434 (domestic) or 1-978-589-8589 (International) to log a support ticket associated with any hardware defect. Should Sonus determine that the failure is due to faulty hardware, Sonus will send replacement component(s) to the designated location.

Included with such component(s) will be packing material, a prepaid shipping enclosure and all necessary documentation to facilitate the return of the defective component to Sonus by Customer or Customer personnel (or by site personnel contracted for by Customer). Sonus will assume all costs associated with the shipment of the replacement component(s) and the return of the failed component(s). Customer shall return the malfunctioning hardware product to Sonus within ten days of the receipt of the replacement product. If Customer does not return any failed component to Sonus in accordance with these procedures, Sonus reserves the right to charge Customer for the full list price of such unreturned component set forth in the Sonus Price List. If Customer returns a failed component and Sonus reasonably determines that the part is not defective, then Sonus reserves the right to charge Customer the then-current No Problem Found fee set forth in the Sonus Price List.

Advance replacement requests received within the normal business hours of the geographical point of failure will be processed on the same business day. Sonus will make all reasonable commercial efforts to effect delivery of the replacement hardware component into the designated sparing depot(s) by the specified timescale for those locations where international customs need not be cleared. Requests made after normal business hours will be processed on the next business day for delivery timescales according to the specified service level

(e) Warnings, Bulletins and Alerts

Customer will receive all warnings, bulletins and alerts pertaining Sonus provided hardware and software products.

Register for WBA’s: http://onyx-www.sonusnet.com/Notification/customer/SubOverview.asp

Query WBAs after login is created:

http://onyx-www.sonusnet.com/Notification/Customer/Admin/authenticate.asp?/Notification/customer/WBAEntry.asp

Forgot your password: http://onyx-www.sonusnet.com/Notification/Customer/Admin/forgotpw.asp

(f) Technical Tips and FAQs

Customer will receive technical tips, hardware revision lists, and information on pending software updates.

(g) Sonus Knowledge Center

Customer will have 24-hour access to Sonus’ Knowledge Center via a Web-based interface.

Register for Onyx account: http://www.sonusnet.com/signup.cfm

Login to Onyx: http://www.sonusnet.com/service.cfm?id=22

*** Confidential information redacted and filed separately with the Commission

(h) Management Reporting

Customer specific reports detailing call tracking, performance history and other information specific to the Customer’s use of the Sonus TAC will be made available.

(i) Service and Support Liaisons

Customer may appoint up to a specified number of service and support liaisons authorized to access Sonus’ call management system. Customer must identify the individuals in writing to Sonus and must make any changes in writing. To ensure security of the Sonus system, any abuse of this benefit will result in all liaisons losing access to the system.

(j) Tier 1 and Tier 2 Support Requirements

To be eligible for a Sonus Maintenance Package the Customer must have skilled and proficient personnel available at all times to provide Tier 1 and Tier 2 support (as defined on Schedule 1).

(k) Other Terms

If applicable, Customer shall allow full access to the Products to enable Sonus to perform remote diagnosis and shall permit Sonus authorized service representatives full, free and safe on-site access to the Products. Customer acknowledges that delays caused by in accessibility to the Products may result in delays providing service. Customer shall provide a secure storage space, a designated work area, access to a telephone, a backup copy of current software and data, the reasonable use of necessary equipment, attachments, features and communications facilities, reasonable access to Customer personnel, and all other reasonable cooperation as may be required to service the Products.

Maintenance Support does not cover any damage or failure caused by any cause beyond Sonus’ reasonable control, including without limitation, acts of God, fire, flooding, earthquake, lightning, failure of electric power or air conditioning, neglect, misuse, improper operation, war, government regulations, supply shortages, riots, sabotage, terrorism, unauthorized or third-party modifications or repairs, strikes, labor disputes, access to the Internet, products not supplied by Sonus, or any product failure that Sonus reasonably determines is not a result of failure in the Products or services provided by Sonus. In addition, Maintenance Support does not include: installation or maintenance of wiring, circuits, electrical conduits or devices external to the Products; replacement, reconditioning or support of Products which do not contain the current version of software or the immediately prior version, or which, in Sonus’ opinion, cannot be reliably maintained or properly serviced due to excessive wear or deterioration; Customer’s failure to maintain the installation site in accordance with the applicable Product specifications or to use the Products in accordance with such specifications; Customer’s failure to or service on Products removed from the location originally specified by Customer and/or reinstalled without the prior written approval of Sonus. Customer will pay Sonus’ then-current published charges to restore such Products to a condition eligible for further service under this Agreement.

*** Confidential information redacted and filed separately with the Commission

SCHEDULE 1

REQUIREMENTS FOR SUBSTANTIAL INTERNAL CAPABILITIES

AND

DEFINITIONS OF TIERS 1, 2 AND 3

Requirements for Substantial Internal Capabilities

In order to receive the applicable discount, prior to contract signing a Customer must demonstrate and certify to Sonus that it:

•	Has a development lab

•	Has the ability and willingness to reproduce problems

•	Has the ability and willingness to soak new releases

•	Has the required number of employees to cover

•	24x7 Proficient at Tier 1 and certified at Tier 2 & 3 (as defined below) where appropriate

•	12x7 Proficient at Tier 1 and certified at Tier 2 & 3, where appropriate

•	9x5 Proficient at Tier 1 and certified at Tier 2 & 3, where appropriate

•	Has a help desk covering 24x7, 12x7, or 9x5, as appropriate

•	Has a trained field force, and certified where appropriate

•	Has a NOC providing Tier-1 with Subject Matter Experts (SMEs) providing Tier-2, where appropriate

•	Has Tier-2 Subject Matter Experts (SMEs) serving as the service and support liaisons calling Sonus’ TAC,

where appropriate

Support Tier Definitions:

Overview -

Sonus Networks’ support structure is built upon a tiered model with each level having a unique set of activities and responsibilities. Each tier is defined by progressively greater product expertise and responsibility, and looks to the next higher-level tier for advanced technical support and escalation.

•	Tier 1 responsibilities are normally fulfilled by the Customer (normally the Customer’s NOC) or by a Customer sponsored vendor

•	Tier 2 responsibilities are normally fulfilled by the customer (normally the Customer’s specific technical escalation group)

•	Tier 3 & 4 support is provided by Sonus Networks, supported by third party vendors where appropriate.

Support Roles & Responsibilities:

Tier 1 Support

This level is responsible for monitoring system performance, receiving and documenting trouble calls for all technical questions, problems and new product enhancements.

•	Responsible for monitoring equipment status and functionality in steady state.

•	Responsible to log and answer all questions.

•	Responsible for providing response and resolution to all trouble reports received.

•	Responsible for opening and administering service tickets on Distributors call logging and tracking system.

•	Responsible for all onsite activities including fault isolation for hardware/software.

*** Confidential information redacted and filed separately with the Commission

•	Responsible to document all work, including problem description, action steps required for problem resolution, solution and closure on customers fault tracking system.

•	Responsible for applying all patches or upgrades to each field POP (Point of Presence).

•	Responsible for replacing defective FRU (Field Replaceable Units).

•	Responsible for administration of spare parts and all RMA activity.

•	Responsible for participation in operations review meetings and providing data and tracking for responsible areas.

•	Responsible for insuring staff trained by certified trainers.

•	Responsible for timely escalation into Tier 2 as required and following all proscribed remedies as directed.

•	Must be accessible and able to respond 24x7x365 for escalation.

Tier 2 Support

The second level of Technical Support is generally responsible for resolution of all but the most complex questions and problems. In many instances, detailed technical analysis may be required. Tier 2 Support may involve work on complex long-term problems.

•	Responsible for accepting and working until resolution is reached for all escalations from Tier 1.

•	Responsible for assisting Tier 1 with Fault Isolation of hardware/software.

•	Responsible to log and answer all questions.

•	Responsible for providing response and resolution to all trouble reports received.

•	Responsible for opening and administering service tickets on Sonus’ Onyx call logging and tracking system

•	Responsible to document all work, including problem description, action steps required for problem resolution, solution and closure on Sonus’ Onyx call logging and tracking system.

•	Responsible for updating and administering service tickets on Sonus’ Onyx system.

•	Responsible for accepting and generating bug reports and tracking.

•	Responsible for lab work including trouble recreation as well as verification of software on all new release/patch/EANs before network installation.

•	Responsible for participation in operations review meetings and providing data and tracking for responsible areas.

•	Responsible for insuring staff trained by certified Sonus Networks trainers.

•	Responsible for timely escalation to Tier 3 (Sonus) as required and following all prescribed remedies as directed.

•	Must be accessible and able to respond 24x7x365 for escalation.

Tier 3 Support

Responsible for resolution of the most complex questions and problems requiring engineering analysis. In some instances, network design or configuration modification may be required to resolve the Customer problem.

•	Will provide support to Tier 2 and directly to Tier 1 if deemed necessary.

•	Will log and respond to all questions.

•	Will accept and work till resolution of all technical escalations from Tier 2.

•	Will provide support in qualifying shipment of hardware replacements into/out of spares depots for RMA activity.

•	Will provide access for Tier 1 & Tier 2 to Sonus Onyx service ticket system.

•	Will provide access to all new software releases/patches.

*** Confidential information redacted and filed separately with the Commission

•	Will provide access to all Methods of Procedures, Warnings, Alerts and Bulletins.

•	Will provide timeline of resolution and tracking of Bug reporting.

•	Will participate in Quarterly Account meetings and providing data and tracking for responsible areas.

•	Will be accessible 24x7x365 for escalation.

•	Will be the path for all escalations into Sonus management, engineering (Tier 4), and third party vendors.

Third Party Vendors (via Sonus)

This level is responsible for resolution of the most complex questions and problems (Tiers 3 & 4) that have been identified on any third party equipment provided by Sonus. These problems require engineering analysis by the vendor and in some instances, design modification or redesign may be required to resolve the problem.

•	Will provide support to Sonus Tier 3 and possibly Tier 4

•	Will log and respond to all questions promptly.

•	Will accept and work until resolution of all technical escalations from Sonus.

•	Will provide support in qualifying shipment of hardware replacements into/out of spares depots for RMA activity.

•	Will provide access to the vendors’ trouble ticketing system.

•	Will provide access to all new software releases/patches.

•	Will provide access to Knowledgebase, all Methods of Procedures, Tech Tips, FAQs, PCOs, ECOs, EANs, Warnings, Alerts and Bulletins, etc.

•	Will provide vendors problem escalation procedure with names and contact numbers.

•	Will provide timeline of resolution and tracking of Bug reporting according to documented escalation procedure.

•	Will participate in Quarterly Account meetings and providing data and tracking for responsible areas.

•	Will be accessible 24x7x365 for escalation.

•	Will be the path for all escalations into vendors’ management, engineering (Tier 4), and quality group.

*** Confidential information redacted and filed separately with the Commission

ATTACHMENT D

PURCHASE PROPOSAL

Sonus Purchase Proposal for

May 19, 2005

Executive Summary

Sonus is pleased to provide Neutral Tandem with a proposal to move forward with the deployment of the Sonus softswitch solution for the expansion of the Neutral Tandem POP sites, allowing Neutral Tandem to benefit from the economical and operational efficiencies of the Sonus platform. In the future, Neutral Tandem will be able to offer new revenue-generating services not available on the legacy circuit switch. Outlined below is a proposal that allows Neutral Tandem to get started in a single production site, deploy a minimum lab configuration with deferred payments, reduce annual maintenance, and utilize Sonus resources to ensure a successful deployment. We are looking forward to a strong partnership in which Sonus can help Neutral Tandem make a smooth transition to a next generation platform.

Purchase Summary		Attached Quote
Initial Production Site	[***]	Initial Island POP Site – 18144 Ports Nov 15 2004

EMS CLI Software	[***]	EMS CLI Quote May 16 2005

*Riverstone 8600	[***]	RSTN 8600 Production Quote Single GSX 051505

*Riverstone Spares	[***]	RSTN 8600 Spares for Production May 2005

*Sonus Lab System	[***]	Neutral Tandem Final Lab Configuration May 2005

*Sonus Production Spares	[***]	Sonus Spares Quote

Pro-rated Maintenance	[***]	Neutral Tandem Maintenance Quote
Sept 1 – Dec 31, 2005

GRAND TOTAL	[***]

Quotes Attached

*** Confidential information redacted and filed separately with the Commission

Spare Parts

Sonus has provided pricing for spare parts for the production system in the amount of [***]. With the purchase of the lab system, Neutral Tandem can choose to utilize the cards in the lab for spares as needed (with the exception of the filter and fan trays), or choose to purchase spares separately.

Conditions of Purchase

Convert Try & Buy agreement and conditional PO into a clean Purchase Order & Contract (no contingencies) by May 25, 2005.

Signed acceptance for the production site and lab by May 25, 2005

Purchase order for the items above in the amount of [***]

Purchase order for 4 months Pro-rated Annual Maintenance (Sept 1 – Dec 31, 2005) for production and lab equipment

Reduced annual Platinum Plus maintenance from [***] (Option 2) to [***] (Option 1 - with a lab) due to internal capabilities

Payment terms:

Payment of [***] on or before June 20, 2005

Balance of $ [***] due on or before Sept 20, 2005

*** Confidential information redacted and filed separately with the Commission

Installation

Turn-key deployment including rack & stack and operational integration of all system elements, including Riverstone - [***] per site (travel and expenses not included – billed separately).

Qty	Product Code	Description	Unit Price	Ext Price
Sonus Installation and Configuration Services
2	PSX-INSTALL	PSX Software Installation per Netra	[***]	[***]
2	SGX-INSTALL	SGX Software Installation per Netra	[***]	[***]
1	EMS-INSTALL	EMS Software Installation per Netra	[***]	[***]
1	SRV-100-4-INS-GSX	Basic Installation, Rack & Stack - GSX Switch	[***]	[***]
1	SRV-100-4-CFG-GSX	GSX Configuration and Test - GSX (1st)	[***]	[***]
2	SRV-100-OI-PSX	Operational Integration for each PSX	[***]	[***]
2	SRV-100-OI-SGX	Operational Integration for each SGX	[***]	[***]
1	SRV-100-OI-EMS	Operational Integration for each EMS	[***]	[***]
2	SRV-100-OI-NFS	Operational Integration for each NFS	[***]	[***]
1	SRV-100-OI-RSTN	Operational Integration of Riverstone 8600	[***]	[***]

		Total for Sonus Installation & Configuration Services		[***]

Professional Services

Line	Product Code	Description	Unit Price	Term	Total
Professional Services
1	SRV-200-1-PC	Project Manager: Professional Services - [***]	[***]	2 mos	[***]
2	SRV-200-1-ND&EC	Network Deployment Design	[***]	2 weeks	[***]
3	SRV-200-1-R&TC	Softswitch Database Design Consulting	[***]	2 weeks	[***]
4	SRV-100-4-RENO	Resident Engineer for Network Operations Support	[***]	2 months	[***]

		Total for Sonus Professional Services			[***]

*	travel and expenses not included – billed separately
*	Professional services billed net 30 after completion

*** Confidential information redacted and filed separately with the Commission

Sonus Pricing Summary

Initial Production Site (Island POP)

Full Chassis	[***]/port(18,144 GSX ports with 2 NFSs, 2 PSXs distributed, 2 SGXs, 1 EMS)
Sonus Total	[***]
Riverstone 8600	[***]
Grand Total	[***]

Addition of Second GSX to a Production Site

Starter Chassis (4032 ports) to Initial City @ [***]/port

Total = [***]

Full Chassis addition (18,144 ports)

Add second Full Chassis to Initial City @ [***] per /port

Total = [***]

Additional Riverstone:

(8) G8M-GBCFM-02	[***]
(16) GIC-19	[***]
Total	[***]

Single CNS60 Card OR OC-3 Card (2016 ports)

[***]/port

Total = [***]

New Subsequent City-(Island POP without EMS)

Full Chassis	[***] /port
Total	[***]

Riverstone	[***]
Grand Total	[***]

Other
PNS30 Card	[***] (TDM / GSX-GSX connectivity only)
PNS30 Card	[***] (VoIP)

*** Confidential information redacted and filed separately with the Commission

Sonus Spares

PART NO.	DESCRIPTION	Quantity	Unit Price	Total
MTA10	System Timing Adapter	1	[***]	[***]
MNS11	Management Server & Adapter	1	[***]	[***]

CNS60	3xT3 Circuit Network Server	1	[***]	[***]
CNA60	3xT3 Circuit Network Adapter	1	[***]	[***]
CNA06	3xT3 Hot Standby Adapter (Redundant)	1	[***]	[***]
PNS30	GigE Ethernet Packet Server & Adapter	1	[***]	[***]

FAN	HD Fan Tray Assembly - GSX9000	1	[***]	[***]
FILTER	Fan Tray Filters - GSX9000	6	[***]	[***]
	Line discount
	TOTAL - Spare Parts			[***]

Riverstone Spares

1 G86-CHS	RS 8600 Switch Fabric Module	[***]
1 G8M-CM5-512	RS 8X00 Control Module 5 with 512MB Memory	[***]
1 G8M-HTXF2-16	RS 8X00 16-Port 100 Base-TX Gen 5 Fast Ethernet	[***]

TOTAL		[***]

Training - TBD

Advanced PSX Topics (APT)

Translation engineers, call routing specialists, or anyone responsible for provisioning routing tables and call treatment services on the PSX Policy Server. 1.5 days

Mastering the PSX (MPS)

Translation engineers call routing specialists, or anyone responsible for provisioning routing tables and call treatment services on the PSX Policy Server. 3 days

Monitoring & Troubleshooting Sonus Components (MTSC)

Tier 2/3 support personnel responsible for diagnosing and fixing problems encountered on Sonus equipment. 2 days

Network Monitoring Basics (NMB)

Network operations center (NOC) personnel responsible for monitoring alarms generated by Sonus equipment. 1 day

Routing & Translations Basics (RTB)

Translation engineers call routing specialists, or anyone responsible for provisioning routing tables and call treatment services on the PSX Policy Server. 2 days

Troubleshooting Sonus Components (TSC)

Tier 2/3 support personnel responsible for diagnosing and fixing problems encountered on Sonus equipment. 2 days

Trunk Group Provisioning & Maintenance (TGPM)

Anyone responsible building, testing, and turning up circuit trunks groups connected to a GSX9000 Open Services Switch. 2 days

*** Confidential information redacted and filed separately with the Commission

Disclaimer

From time to time Sonus may disclose information related to future products, features or enhancements in order to support and obtain feedback for Sonus’ vision and strategy for development efforts and plans (“Product Roadmap”). Development efforts and plans are subject to change at any time, without notice. Sonus provides no assurances that Sonus will introduce future products, features or enhancements described in a presentation containing Product Roadmap information, and Sonus assumes no responsibility to introduce such products, features or enhancements. The existing agreement between the parties and this proposal set forth the entire agreement between the parties with respect to the delivery of specified features and functions by Sonus to Neutral Tandem and supersede all prior discussions, representations or writings between the parties relating to specified features or functions requested by Netural Tandem.

*** Confidential information redacted and filed separately with the Commission